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                                                                     Exhibit 4.4

                              CERTIFICATE OF TRUST
                                       OF
                             MARKEL CAPITAL TRUST II

         THIS CERTIFICATE OF TRUST of Markel Capital Trust II (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).

         I.       Name.  The name of the business trust formed hereby is Markel
                  ----
Capital Trust II.

         II.      Delaware Trustee.  The name and business address of the
                  ----------------
trustee of the Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware 19801.


         IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of October 15, 2001.

                  CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                              not in its individual capacity
                              but solely as trustee of the Trust


                              By:   /s/ Michael B McCarthy
                                   ----------------------------
                                   Name:  Michael B. McCarthy
                                   Title: Vice President